Exhibit 10.17

Employee Stock Option Agreement
(Rollover Options)

This Employee Stock Option Agreement, dated as of May 25, 2011, between CDRT Holding Corporation, a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the CDRT Holding Corporation Stock Incentive Plan.  The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1.              Grant of Options

(a)                 Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan and the Rollover Agreement to which the Employee and the Company are parties.  If there is any inconsistency between this Agreement and the terms of the Plan and the Rollover Agreement, the terms of the Plan and the Rollover Agreement shall govern.  As a condition to the grant of the Options, the Employee agrees that, as of the Effective Time, the definition of “Good Reason” contained in the Plan shall supersede and replace the same definition or other provision having similar effect relating to the constructive discharge of the Employee in all agreements containing such definition or provision entered into between the Employee, on the one hand, and the Company or any of its Affiliates, on the other hand, including but not limited to any employment agreement containing such definition or provision.

(b)                Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.              Vesting and Exercisability

(a)                 Vesting.  The Options are fully vested and exercisable as of the Grant Date.

(b)                Exercise. The Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.              Termination of Options

(a)                 Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the termination dates set forth on the signature page of this Agreement (the “Normal Termination Date”), if not exercised prior to such date.

(b)                Early Termination.  All Options held by the Employee following the effective date of a termination of employment, other than a termination of employment for Cause, shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (or the 180th day in the case of a Special Termination or a Retirement), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

(c)                 Special Rules Applicable to Certain Terminations of Employment.

(i)         Termination for Cause.  In the event of the Employee’s termination by the Company for Cause, all Options held by the Employee shall automatically be cancelled, and, in consideration of such cancellation, the Employee shall be paid the Notional Cause Repurchase Value (less any required withholding taxes).(1)

(1)               Example:  Assume that, prior to the closing of the merger, employee E elected to roll over an option to purchase 10,000 shares of Emergency Medical Services Corporation common stock with an exercise price of $29.65 per share.  This option was converted at the closing of the merger into an option to purchase the same number of shares (i.e., 10,000) of CDRT Holding Corporation common stock with the same exercise price (i.e., $29.65).  Assume that E is fired for “Cause” in 2012 at a time when the fair market value of the CDRT Holding common stock is $100 per share.  Instead of the option being cancelled for no value, E would receive a payment of $343,500 (less withholding taxes).  This payment is intended to replicate the payment that E would have received if (1) E’s 10,000 options had been cashed out at the closing of the merger, (2) E had reinvested the cash from the cashout in shares of CDRT Holding common stock at the then-fair market value of $64 per share and (3) those shares of CDRT Holding common stock had been repurchased at the time of E’s departure at the lower of cost and fair market value (i.e. $64, as $64 is less than $100).  This formula is the “Notional Cause Repurchase Value” contained in the definitions to this Agreement.  If the fair market value at the time of E’s departure was $50, the deemed repurchase price in step 3 would be $50 and the payment to E would be $268,359 (less withholding taxes).

(ii)        Termination without Cause, or with Good Reason; Death; Disability.  In the event that (i) the Employee’s employment is terminated (x) by the Company without Cause, (y) by the Employee with Good Reason or (z) by reason of the Employee’s death or Disability, and (ii) one or more of the Options terminates without being exercised because the Fair Market Value of a Share equals or exceeds the applicable Option Price (such Options, the “Out-of-the-Money Options”), then the Employee shall be paid cash in an amount that is not less than the Notional Cause Repurchase Value determined as if (I) the Employee’s employment had been terminated by the Company for Cause and (II) the Out-of-the-Money Options were the only Options subject to this Agreement.  Such payment shall be made within 30 days following the date that the Options so terminate.

Section 4.              Manner of Exercise

(a)                 General.  Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit.  The Exercise Shares shall be subject to the Subscription Agreement to which the Employee is then a party, or, if the Employee is not then a party to a Subscription Agreement, the Company and the Employee shall enter into the Subscription Agreement attached to this Agreement as Exhibit A.  Except as provided in Section 4(c) or as otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

(c)                 Exercise by Net Issuance.  Except to the extent limited by any of the Financing Agreements, at the election of the Employee made upon exercise of the Options, and in lieu of the Employee being required to pay the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees in United States dollars in cash or cash equivalents satisfactory to the Company, the Company shall deliver to the Employee a lesser number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount by which the Fair Market Value of the Exercise Shares exceeds the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees; provided, that the Company may elect not to permit exercise of the Options in the manner set forth in this Section 4(c) following a Public Offering if the Company makes available to the Employee a broker-assisted cashless exercise feature with respect to such exercise.  In no event shall this Section 4(c) be construed to permit net issuance in excess of the applicable portion of the exercise price and minimum required withholding taxes.

(d)                Automatic Exercise.  Notwithstanding Section 4(a), vested Options that have not been exercised prior to the applicable termination date contained in Section 3(a) or 3(b) and that are not Out-of-the-Money Options shall be exercised automatically pursuant to the procedure set forth in Section 4(c) (except to the extent limited by any of the Financing Agreements) on such termination date; provided, that (i) the Employee shall enter into the Subscription Agreement not later than five business days following the date of a request by the Company to do so and (ii) if the Employee fails to enter into the Subscription Agreement as aforesaid, the exercise of the vested Options shall be rescinded and the Employee shall be paid the Notional Cause Repurchase Value (less any required withholding taxes).

Section 5.              Employee’s Representations; Investment Intention.  The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

Section 6.              Cancellation upon a Change in Control.  In the event of a Change in Control, all then-outstanding Options shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.  The foregoing notwithstanding, if mutually agreed to by the Board and the Employee, in lieu of such cancellation the Employee shall receive an Alternative Award meeting the requirements of the Plan.

Section 7.              Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means CDRT Holding Corporation, provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.

“Effective Time” has the meaning set forth in the Rollover Agreement to which the Company and the Employee are parties.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Notional Cause Repurchase Value” means the result produced from the formula ((X/Y)*Z), where:

X equals the amount of cash that the Employee would have been paid (determined without regard to taxes that would have been payable on such amount of cash) with respect to the number of Converting Company Options corresponding to the number of Options outstanding immediately prior to the date of termination if such number of Converting Company Options had been cancelled for cash pursuant to Section 3.04(a) of the Merger Agreement;

Y equals $64; and

Z equals the lesser of $64 and the Fair Market Value of a share of Common Stock on the date of termination.

For purposes of this definition, the terms “Converting Company Options” and “Merger Agreement” have the meanings set forth in the Rollover Agreement.

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Plan” means the CDRT Holding Corporation Stock Incentive Plan.

Section 8.              Miscellaneous.

(a)                 Withholding.  Subject to the terms and conditions of Section 4(c), the Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)                No Rights as Stockholder; No Voting Rights.  The

Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.  Except as provided in Section 3.3 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares.  Any shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such shares until such time as specified in the Subscription Agreement.

(c)                 No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(d)                Non-Transferability of Options.  The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(e)                 Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)          if to the Company, to it at:

CDRT Holding Corporation
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York  10152
Attn:  Theresa Gore
Facsimile:  (212) 407-5252

(ii)        if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention:	Paul S. Bird, Esq.
Jonathan E. Levitsky, Esq.

Fax: (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(f)                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)                Waiver; Amendment.

(i)         Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)        Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h)                Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(i)                  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(j)                  Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(j).

(k)                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(m)                Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.  Without limiting the generality of the immediately preceding sentence, effective as of the Effective Time, this Agreement shall supersede the agreements and plans evidencing the Converting Company Options (as defined in the Rollover Agreement).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

CDRT HOLDING CORPORATION

By:
Name:
Title:

THE EMPLOYEE:

«Name»

By:
as Attorney-in-Fact
Name:

Address of the Employee:

«Address»

	2005 Grant	2007 Grant	2008 Grant	2009 Grant	2010 Grant
Number of Shares for the Purchase of Which Options have been Granted	«M_2005_Options»	«M_2007_Options»	«M_2008_Options»	«M_2009_Options»	«M_2010_Options»
Option Price	«M_2005_Strike_Price»	«M_2007_Strike_Price»	«M_2008_Strike_Price»	«M_2009_Strike_Price»	«M_2010_Strike_Price»
Normal Termination Date	«M_2005_Exp_Date»	«M_2007_Exp_Date»	«M_2008_Exp_Date»	«M_2009_Exp_Date»	«M_2010_Exp_Date»

Exhibit A

Form of Subscription Agreement